                                                                   EXHIBIT 10.19

                              AUTOMOTIVE PROGRAM
                      ADVERTISING AND PROMOTION AGREEMENT

     This Advertising and Promotion Agreement (this "Agreement") is entered
                                                     ---------
into as of December 17, 1998 (the "Effective Date") between Yahoo! Inc., a
                                   --------------
California corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and Autoweb-com Inc., a California corporation with offices at
        -----
3270 Jay Street, Bldg. 6, Santa Clara, CA 95054 ("Autoweb").

      In consideration of the mutual promises contained in this Agreement, Yahoo and Autoweb hereby agree as follows-

1.   Definitions.
     -----------
     The following. terms are used in this Agreement with the respective meanings set forth below:

     "Autoweb Banner" shall mean an advertising promotion substantially similar
      --------------
in form as that set forth on Exhibit B that: (a) promotes the on-line sale of Autoweb products and services, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than four seconds, (e) has a file size of no greater than 12K, and (f) will permit users to navigate directly to a Page on the Autoweb Site relating to the Autoweb Banner content. These specifications may be modified by Yahoo provided that such modifications do not adversely impact Autoweb.

     "Autoweb Button" shall mean a link substantially similar in form as that
      --------------
set forth on Exhibit B that: (a) contains an Autoweb logo and has dimensions no
             ---------
larger than 88 pixels wide by 31 pixels high, (b does not contain animation, (c) has a file size of no greater than 1.5K, (d) and will permit users to navigate directly to a Page on the Autoweb Site relating to the Page on which such Autoweb Button appears. These specifications may be modified by Yahoo provided that such modifications do not adversely impact Autoweb.

     "Autoweb Classified Link" shall mean a text link substantially similar in
      -----------------------
form as that set forth on Exhibit B that will permit users to navigate directly to a Page on the Autoweb Site relating to the Autoweb Listing to which the text link refers.

     "Autoweb Competitor" shall mean the merchants listed on Exhibit B to this
      ------------------
Agreement.

     "Autoweb Inktomi Search Button" shall mean a link substantially
      -----------------------------
similar in form as that set forth on Exhibit B that: (a) contains an Autoweb
                                     ---------
logo and has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation, and (c) has a file size of no greater than 1.5K.

     "Autoweb Link" shall mean any link placed by Yahoo under this Agreement,
      ------------
including, without limitation, the Autoweb Banner, Autoweb Button, Autoweb Inktomi Search Button and Autoweb Classified link.

----------------
** Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     "Autoweb Listings" shall mean those used car listings appearing on the
      ----------------
Autoweb Site.

     "Autoweb Site" shall mean the web site owned by Autoweb currently located
      ------------
at http://www.autoweb.com.
   ----------------------

     "Auto Merchant" shall mean any company or other entity primarily engaged in
      -------------
the online sale of Auto Products.

     "Auto Merchant Program" shall mean Yahoo's program consisting of certain
      ---------------------
marketing, advertising and prom(! tional activities with Auto Merchants as further described in this Agreement.

     "Auto Merchant Program Participant" shall mean an Auto Merchant that has
      ---------------------------------
purchased a link on the Included Page.

     "Auto Products" shall mean autos and related goods and services.
      -------------

     "Above-the-Fold" means situated on the portion of a Page that is designed
      --------------
to be visible on a standard computer screen with a resolution of 800 pixels by 600 pixels.

     "Included Pages" shall mean the automotive-related directory pages
      --------------
and keyword search results pages of the Yahoo Main Site, Yahoo Autos, Yahoo Yellow Pages, and Yahoo Classifieds that are identified on Exhibit A. From time to time and at any time during the Term of this Agreement, Yahoo shall have the right to modify the Included Pages by adding to or deleting from pages identified on Exhibit A due to changes in Yahoo's directory, provided; however, that any such changes that materially adversely effect Autoweb shall take effect only upon Autoweb's consent thereto. For the avoidance of doubt, the "Edmunds" pricing information currently located at http://autos.yahoo.com/edmunds/ will be
                                         ------------------------------
included only Yahoo makes it available as Included Pages to the other Auto Merchant Program Participants.

     "Inktomi results Pages" shall mean any Page that appears when a user
      ---------------------
submits a search query to the Yahoo Main Site that defaults to Page on which the search results are powered by the Inktomi search engine.

     "Launch Date" shall mean the date on which Yahoo activates an Autoweb Link.
      -----------

     "Page" means any World Wide Web page (or, for online media other than Web
      ----
sites, the equivalent unit of the relevant protocol).

     "Page View" shall mean a user's request for a Page.
      ---------

     "Term" shall mean the period beginning on the Effective Date and continuing
      ----
for a period of thirteen (13) full calendar months following the Launch Date.

     "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the
      ---------------
World Wide Web currently locate at http://www.yahoo.com.
                                   -------------------

     "Yahoo Properties" shall mean any Yahoo branded or co-branded media
      ----------------
properties, including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

2.   Autoweb Banner.
     --------------

     2.1 Upon execution of this Agreement, Autoweb shall execute Yahoo's standard insertion orders against the Autoweb Banner promotions referenced in this Agreement. Yahoo will provide the Autoweb Banner placements in accordance with the terms of such insertion orders at no extra charge (beyond that specified in this Agreement) to Autoweb.

3    Autoweb Buttons.
     ---------------

     3.1 Yahoo shall provide an Autoweb Button in one of the three following formats on The Included Pages. One (1) Autoweb Button shall be accompanied by one text link; one (1) Autoweb Button shall be accompanied by three (3) text links, and one (1) Autoweb Button shall have no text links. In no case shall an Autoweb Button text link exceed sixteen (16) characters. Autoweb Buttons shall be placed on the Included Pages (i) no less prominently than any other Auto Merchant Program button appearing on the Included Pages (e.g., any rotation of Auto Merchant Program buttons shall be equal); and (ii) more prominently than any Yahoo branded button on the Included Pages. Yahoo shall ensure that at any given time - no less than one (1) Auto Merchant Program button (or portion thereof) appears Above the Fold on the Included Pages.

4.   Autoweb Inktomi Search Button.
     -----------------------------

     4.1 Yahoo shall provide the Autoweb Inktomi Search Button, accompanied by one (1) text link not to exceed sixteen (16) characters, on the Inktomi Results Pages. The Autoweb Inktomi Search Button shall be placed on the Inktomi Results Pages substantially similar to other Yahoo advertiser's buttons appearing on such pages as shown on Exhibit
                                                                         -------
          B. When commercially practicable (based upon Yahoo's design and use of
          -
          the Inktomi Results Pages), Yahoo shall ensure that the Autoweb Inktomi Search Button appears above the Fold.

5.   Autoweb Classified Links.
     ------------------------

     5.1 Yahoo shall provide an Autoweb Classified Link for each Autoweb Listing. The Autoweb Listings shall be placed in the appropriate categories of the Yahoo auto classifieds service, provided that the placement of the Autoweb Listings within each category shall be at Yahoo's sole discretion. The Autoweb Listings shall be provided by Autoweb to Yahoo pursuant to Yahoo's standard specifications for auto classifieds listings and shall be updated by Autoweb on a regular basis.

6.   Implementation.
     --------------

     6.1 Subject to the provisions of this Agreement, Yahoo will be solely responsible for the user interface and placement of the Autoweb Links and Autoweb shall be solely responsible for and shall provide Yahoo with all artwork and design elements of the Autoweb Links.

     6.2 Autoweb shall promptly provide Yahoo all URLS, URL formats (as applicable), content, and other materials necessary for Yahoo to provide the Autoweb Links. All content and material contained in the Autoweb Links is subject to Yahoo's approval and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.

     6.3 Autoweb hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the Autoweb Listings, and the Autoweb name and logo (i) to indicate the location of the Autoweb Links as set forth herein and (ii) in connection with the marketing and promotion of Autoweb in the Yahoo Properties.

     6.4 In no event shall any initial Page on the Autoweb Site to which users Click-through from any Autoweb Button provided pursuant to the Auto Merchant Program, contain graphic or textual hyperlinks, banner advertisements or promotions of any of the following Yahoo competitors: Amazon, eBay, Excite, Lycos, Microsoft, America Online, Netscape, CNET and Infoseek, and their successors.

     6.5 The Autoweb Site shall comply with the scale, speed and performance requirements mutually agreed upon by the parties but in no event less than that provided by the Yahoo Main Site.

7.   Limited Exclusivity; Right of First Presentation.
     ------------------------------------------------

     7.1 Yahoo shall not include graphic links (merchant buttons) to more than three (3) Auto Merchants on the Included Pages. In addition, Yahoo shall not display any banner advertisements on the Included Pages for any Autoweb Competitor; provided, however, that notwithstanding the foregoing, Auto Merchant Program Participants shall not be precluded from purchasing banner advertising on the Included Pages Autoweb.

     7.2 Yahoo will provide written notice to Autoweb in the event that Yahoo intends to create, acquire, develop or otherwise make available a promotional opportunity relating to Auto Products similar in scope and nature to the program described in this Agreement on a Yahoo navigational web site that is directed to an audience within the United States and is not the subject of this Agreement (provided that such navigational web site is solely owned, created, and branded by Yahoo).

          Autoweb acknowledges that the foregoing applies only to new promotional opportunities providing merchant prominence similar to that described herein and does not apply to routine promotions and advertisements offered in the ordinary course of Yahoo's business with respect to such other navigational web site(s). Yahoo shall describe the opportunity and Yahoo's business requirements for the opportunity in its written notice to Autoweb. Thereafter, the parties will use good-faith efforts to negotiate and execute a written amendment to this Agreement to include such property under reasonable terms and conditions. If Autoweb declines to commence negotiations with Yahoo regarding an opportunity described in the notice within five (5) business days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ten (10) business days following the commencement of good faith negotiations (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party.

8.   Page Views.
     ----------

     8.1  With respect to the Autoweb Banner, Autoweb Buttons and Autoweb
          Inktomi Search Button, Yahoo shall deliver a minimum [     ]**
          ([     ])** Page Views.

     8.2  Yahoo will deliver such Page Views allocated as follows: [     ]**
          ([     ])** Page Views of the Autoweb Buttons; [     ]**
          ([     ])** Page Views of the Autoweb Banner; [     ]**
          ([     ])**Page Views of the Autoweb Inktomi Search Button.

     8.3 Yahoo shall use commercially reasonable efforts to deliver the Page Views evenly throughout the Term of this Agreement. In the event that Yahoo fails to deliver the number of Page Views referred to in Section
          8.1 above at the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Sections 2, 3 and 4 in the areas of the Yahoo Main Site set forth, therein (or similar inventory) beyond the end of the Term until such Page View obligation is satisfied. The provisions set forth in this Section 8.3 set forth the entire liability of Yahoo, and Autoweb's sole remedy, for Yahoo's breach of its Page View obligations set forth in this Section 8.

     8.4 Yahoo shall provide Autoweb access to an electronic database that describes (in reasonable detail) Yahoo's calculation of the Page Views delivered during the period

9.   Compensation.
     ------------

     9.1  Slotting Fee. In consideration of Yahoo's performance and obligations
          ------------
          as set forth herein, Autoweb will pay Yahoo a non-refundable slotting
          fee equal to [     ]** dollars ($[     ])**. Such fee shall be paid
          to Yahoo as set forth below


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

          with the first payment designated as a set up fee for the design, consultation, development, implementation and placement of the Autoweb Links.

          Payment                   Date
          ---------------------------------------------------------------------
          $[     ]**        upon execution of this Agreement
          $[     ]**        December 15, 1998
          $[     ]**        commencing January 1, 1999 and continuing monthly
                            thereafter until December 1, 1999 (totaling twelve payments)

     9.2  Referral Fee. In addition to the compensation described in Section 9.1
          ------------
          above, Autoweb shall pay Yahoo a quarterly referral fee equal to
          $[     ]** for each Click-through under the Auto Merchant Program.
          Payments will be made on April 1, 1999, July 1, 1999, October 1, 1999 and January 1, 2000 with respect to Click-throughs that occur in the prior calendar quarter. Fees resulting from Click-throughs occurring in December 1998 shall be included in the first referral fee payment.

     9.3  Payment Information. All payments herein are non-refundable and
          -------------------
          noncreditable and shall be made by Autoweb via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit C.

     9.4  Late Payments. Any portion of the above payments which has not been
          -------------
          paid to Yahoo within ten (10) days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by Autoweb to make the payments specified in Sections 9.1 and
          9.2 on the dates set forth herein shall constitute a material breach of this Agreement.

10.  Termination.
     -----------

     10.1 Term. This Agreement shall commence upon the Effective Date and,
          ----
          unless terminated as provided herein, shall remain in effect for the Term.

     10.2 Termination by Either Party with Cause. This Agreement maybe
          --------------------------------------
          terminated at any time by either party: (1) immediately upon written notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above, Yahoo shall have the right to suspend performance under Sections 2, 3 and 4 of this Agreement for the notice period unless and until the breach is fully remedied by Autoweb prior to the expiration of the notice period.

**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     10.3 Survival. The provisions of Sections 1, 8.3, 9, 10.3 and 11-5 shall
          --------
          survive expiration or termination of this Agreement.

11.  Confidential Information and Publicity.
     --------------------------------------

     11.1 Terms and Conditions. The terms and conditions of this Agreement shall
          --------------------
          be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent.

     11.2 Publicity. Any and all publicity relating to this Agreement and
          ---------
          subsequent transactions between Yahoo and Autoweb and the method of its release shall be approved in advance of the release by both Yahoo and Autoweb.

     11.3 Nondisclosure Agreement. Yahoo and Autoweb acknowledge and agree to
          -----------------------
          the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit D with respect to the use and disclosure of confidential information and all discussions, pertaining to or leading to this Agreement.

     11.4 User Data. All information and data provided to Yahoo by users of the
          ---------
          Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo. All information and data provided to Autoweb on the Autoweb Site or otherwise collected by Autoweb relating to user activity on the Autoweb Site shall be retained by and owned solely by Autoweb. Each party agrees to use such information only as authorized by the user and shall not disclose, sell, license or otherwise transfer any such user information to any third party or use the information for the transmission of "junk mail," "spam", or any other unsolicited mass distribution of information.

     11.5 Privacy of User Information. Autoweb shall ensure that all information
          ---------------------------
          provided by users of the Autoweb Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications to be mutually agreed upon by the parties. Autoweb shall provide a link to its policy (or to Yahoo's policy) regarding the protection of user data on those pages of the Autoweb Site where the user is requested to provide personal or financial information.

12.  Indemnification.
     ---------------

     12.1 Autoweb, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim any Autoweb trademark, service mark or other Autoweb brand feature, any material, product or service produced, distributed, offered or provided by Autoweb, or any material presented on the Autoweb Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has other-wise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case: (x) Yahoo provides Autoweb with prompt notice of any such claim; (y) Yahoo permits Autoweb to assume and control the defense of such action upon Autoweb's written notice to Yahoo of its intention to indemnify; and (z) upon Autoweb's written request, and at no expense to Yahoo, Yahoo will provide to Autoweb all available information and assistance necessary for Autoweb to defend such claim. Autoweb will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which shall not unreasonably be withheld. Autoweb will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

     12.2 Yahoo, at its own expense, will indemnify, defend and hold harmless Autoweb and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Autoweb based on or arising from a claim that any Yahoo trademark, service mark or other Yahoo brand feature infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party; provided, however, that in any such case: (x) Autoweb provides Yahoo with prompt notice of any such claim;
          (y) Autoweb permits Yahoo to assume and control the defense of such action upon Yahoo's written notice to Autoweb of its intention to indemnify; and (z) upon Yahoo's written request, and at no expense to Autoweb, Autoweb will provide to Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Autoweb, without Autoweb's prior written consent, which shall not unreasonably be withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Autoweb in connection with or arising from any such claim, suit, action or proceeding.

13.  Limitation of Liability.
     -----------------------

     13.1 EXCEPT AS PROVIDED IN SECTION 11, UNDER NO CIRCUMSTANCES SHALL AUTOWEB, YAHOO, OR ANY AFFILIATE BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDETNTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS

          AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

14.  Insurance.
     ---------

     14.1 Autoweb agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least one million dollars per occurrence. Autoweb will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (I0) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent.

15.  General Provisions.
     ------------------

     15.1 Independent Contractors. It is the intention of Yahoo and Autoweb that
          -----------------------
          Yahoo and Autoweb are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Autoweb.

     15.2 Entire Agreement. This Agreement, together with all Exhibits hereto,
          ----------------
          represents the entire agreement between Yahoo and Autoweb with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Agreement dated November [20], 1998, between Yahoo and Autoweb.

     15.3 Amendment and Waiver. No amendment to, or waiver of, any provision of
          --------------------
          this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     15.4 Governing Law. This Agreement shall be governed by and interpreted in
          -------------
          accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

     15.5 Successors and Assigns. Neither party shall assign its rights or
          ----------------------
          obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     15.6 Force Majeure. Neither party shall be liable for failure to perform or
          -------------
          delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

     15.7 Notices. All notices, requests and other communications called for by
          -------
          this agreement shall be deemed to have been given immediately if made by facsimile or Electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051,
          Fax: (408) 731-3301 Attention: Vice President (e-mail: ellen@.Yahoo-inc.com),. with a copy to its General Counsel (e-mail: jplace@yahoo-inc.com), and if to Autoweb at the physical and Electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     15.8 Severability. If any provision of this Agreement is held to be
          ------------
          invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.9 Sole Responsibility. Autoweb will remain solely responsible for the
          -------------------
          operation of the Autoweb Site, and Yahoo will remain solely responsible for the operation of the Yahoo Main Site. Each party:
          (a)acknowledges that the Autoweb Site and the Yahoo Main Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

     15.1 Counterparts. This Agreement may be executed in two counterparts, both
          ------------
          of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

    15.11 Authority. Each of Yahoo and Autoweb represents and warrants that the
          ---------
          negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

    15.12 Attorneys Fees. The prevailing party in any action to enforce this
          --------------
          Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.


          This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                                 AUTOWEB


By:                                        By: /s/ Payam Zamani
    ------------------------------             -------------------------------
Name:                                      Name:   Payam Zamani
     -----------------------------              ------------------------------

Title:                                     Title:  President
      ----------------------------               -----------------------------

Attn: VP, Business Development             Attn:
3420 Central Express Way
Santa Clara, CA 95051
Tel.:   (408) 731-3300
Fax: (408) 731-3302                        Tel:
e-mail: ellen@yahoo-inc.com                Fax: